Exhibit 11.1
Computation of Earnings (Loss) Per Common Share
(In thousands, except  per share data)                                      Quarter Ended                Nine Months Ended
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                                                                         Sept. 29,    Sept. 30,       Sept. 29,     Sept. 30,
                                                                           2002          2001            2002          2001
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
Average number of common shares used in basic calculation                   33,102        28,680          30,740        28,530
Net additional shares issuable pursuant to employee stock
      option plans at period-end market price                                  475             - *           787             - *
Shares issuable on assumed conversion of convertible
      preferred securities                                                       - *           - *             - *           - *
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Average number of common shares used in diluted calculation                 33,577        28,680          31,527        28,530
===============================================================================================================================

Net earnings (loss) from continuing operations                            $  7,369       (63,856)         21,235       (69,025)
Net earnings (loss) from discontinued operations                            (9,302)         (516)        (14,290)       (1,241)
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Net earnings (loss)                                                         (1,933)      (64,372)          6,945       (70,266)
Distribution savings on assumed conversion of convertible
       preferred securities, net of income taxes                                 - *            - *            - *           - *
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Net earnings (loss) for computation of diluted earnings per common share  $ (1,933)      (64,372)          6,945       (70,266)
===============================================================================================================================

Basic earnings (loss) per common share from continuing operations         $   0.22         (2.22)           0.69         (2.42)
Basic earnings (loss) per common share from discontinued operations          (0.28)        (0.02)          (0.46)        (0.04)
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Basic earnings (loss) per common share                                    $  (0.06)        (2.24)           0.23         (2.46)
===============================================================================================================================

Diluted earnings (loss) per common share from continuing operations       $   0.22 *       (2.22)*          0.67 *       (2.42)*
Diluted earnings (loss per common share from discontinued operations         (0.28)        (0.02)          (0.45)        (0.04)
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Diluted earnings (loss) per common share                                  $  (0.06)        (2.24)           0.22         (2.46)
===============================================================================================================================

     * Inclusion of shares issuable pursuant to employee stock option plans and the shares related to the convertible preferred securities results in an increase to earnings (loss) per share ("EPS") in both the quarter and nine months ended September 30, 2001. For the quarter and nine months ended September 29, 2002, inclusion of shares issuable related to the convertible preferred securities results in an increase to EPS. As such shares are antidilutive, they have been excluded from the computation of diluted EPS.